UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

COVIDIEN LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33259	98-0518045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Front Street

Hamilton, HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-298-9766

(Registrant’s telephone number, including area code)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08 Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Stock Options

On November 19, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Covidien Ltd. (the “Company”) authorized the Company to take certain actions with respect to stock options to avoid the potential imposition of additional income tax liability under Section 409A of the Internal Revenue Code, as permitted by regulations promulgated by the United States Treasury Department. The stock options affected are those which had an exercise price that was less than the fair market value of the underlying stock on the measurement date of the stock option. All of the options affected were granted by Tyco International Ltd. (“Tyco”) and were converted upon our separation from Tyco on June 29, 2007, to stock options for Company common stock pursuant to the Separation and Distribution Agreement filed as Exhibit 2.1 to our Current Report on Form 8-K filed on July 5, 2007.

Pursuant to the authority granted under the Company’s 2007 Stock and Incentive Plan, the Committee authorized the Company to take any necessary actions permitted under the plan to:

•

Amend existing option awards to increase the exercise price of a portion of the stock options granted by Tyco on February 5, 2002 to the closing price of the Company’s common stock on December 3, 2007.

•

Pay to each holder of these affected options an amount equal to the amount by which the aggregate increased exercise price of the affected options held by the holder exceeds the aggregate exercise price of the affected options before such increase, such amount to be payable on January 11, 2008 in the form of restricted stock units that fully vest on January 25, 2008.

Charles J. Dockendorff, our Executive Vice President and Chief Financial Officer, is affected by this increase in exercise price with respect to options to purchase 26,133 shares of common stock at a pre-increase exercise price of $30.4016 per share. We will not know the aggregate value of the restricted stock units we will pay to Mr. Dockendorff in connection with the increase in exercise price until close of market on December 3, 2007.

Amy A. McBride-Wendell, our Senior Vice President, Strategy and Business Development, is affected by this increase in exercise price with respect to options to purchase 10,453 shares of common stock at a pre-increase exercise price of $30.4016 per share. We will not know the aggregate value of the restricted stock units we will pay to Ms. McBride-Wendell in connection with the increase in exercise price until close of market on December 3, 2007.

John H. Masterson, our Senior Vice President and General Counsel, is affected by this increase in exercise price with respect to options to purchase 10,453 shares of common stock at a pre-increase exercise price of $30.4016 per share. We will not know the aggregate value of the restricted stock units we will pay to Mr. Masterson in connection with the increase in exercise price until close of market on December 3, 2007.

This action also affects other executive officers and employees.

2008 Base Salaries and Annual Incentive Cash Bonus Payout Targets

On November 19, 2007, the Committee approved the following 2008 base salaries and individual annual incentive cash bonus payout targets (as described under the “2008 Performance Metrics for Annual Incentive Cash Bonus Awards” section below) for executive officers.

Name	2008 Base Salary	2008 Annual Incentive Cash Bonus Payout Target
Richard J. Meelia	$1,123,500	120%
Charles J. Dockendorff	$618,100	85%
Jose E. Almeida	$601,100	80%
John H. Masterson	$500,200	75%
Karen A. Quinn-Quintin	$413,300	75%
Amy A. McBride-Wendell	$406,200	75%

2008 Performance Metrics for Annual Incentive Cash Bonus Awards

On November 19, 2007, the Committee approved the 2008 performance metrics to be used in determining annual incentive cash bonus awards under the Company’s Annual Incentive Plan, which, as applied to our executive officers, is authorized pursuant to our 2007 Stock and Incentive Plan. Pursuant to the plan, our named executive officers are eligible for annual incentive cash bonus awards based on the attainment of specific pre-established performance goals and an assessment of his or her individual performance during the applicable year. Each named executive is assigned a pre-established payout target expressed as a percentage of salary. The Committee establishes the individual payout targets for each named executive officer each year based on the executive’s level of responsibility and upon an examination of compensation information from a peer group of companies and independent market surveys used by the Company for compensation purposes. These payout target percentages for 2008 are set forth in the table above.

If the Company meets the fiscal-year performance goals set by the Committee, executive officers receive an award based on the payout target percentage and the Company’s performance relative to the Company performance goals. A goal is set for each performance measure and each performance measure represents part of the total annual incentive bonus award calculation. No award shall be more than 200% of an individual’s incentive target payout. For FY 2008, the performance measures (and relative weighting) are as follows: sales growth (40%); net income (30%); and strategic focus metric (30%). The calculations used to determine the underlying performance measures may be adjusted by the Committee to exclude certain one-time unusual items, such as costs related to our separation from Tyco International Ltd., acquisitions, divestitures, restructuring, and certain tax planning matters.

For all of our named executive officers other than Jose Almeida:

•	net income refers to net income for the Company on a consolidated basis;

•	sales growth refers to sales growth for the Company on a consolidated basis;

•	the strategic focus metric is free cash flow (cash flow from operating activities less capital expenditures) of the Company on a consolidated basis; and

•	no payments are made at all unless the Company achieves at least 75% of target net income.

For Jose Almeida:

•	net income refers to net income for the Company on a consolidated basis;

•	sales growth refers to sales growth of our medical devices segment, of which Mr. Almeida is President;

•	the strategic focus metric is operating income of our medical devices segment; and

•	no payments are made at all unless the Company achieves at least 75% of target operating income for our medical devices segment.

For employees at our Global Business Unit (GBU) level, the FY 2008 performance measures (and relative weighting) are as follows: sales growth (30% for the Medical Supplies and Retail GBUs and 40% for all other GBUs); gross margin (30%); and operating income (40% for the Medical Supplies and Retail GBUs and 30% for all other GBUs).

Item 7.01.	Regulation FD Disclosure.

On November 23, 2007, the Company issued a press release announcing that its 2008 Annual General Meeting of Shareholders will be held on March 18, 2008 at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m., Atlantic Time, and that the company expects to mail proxy materials on or about January 24, 2008 to shareholders of record as of January 16, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

99.1    Press Release dated November 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Secretary

Date: November 23, 2007